Exhibit 99.1

October 4, 2004

Beth Copeland - Media (317) 269-1395 William J. Brunner - Shareholders & Analysts (317) 269-1614

FOR IMMEDIATE RELEASE

First Indiana Corporation to Host Conference Call on October 28

INDIANAPOLIS - First Indiana Corporation will review third quarter 2004 results in a conference call for investors and analysts on Thursday, October 28, beginning at 8:00 a.m. EST (Indianapolis time). Marni McKinney, Vice Chairman and Chief Executive Officer; Robert Warrington, President and Chief Operating Officer; and William J. Brunner, Chief Financial Officer, will host the call.

        To participate, please call (800) 278-9857 and ask for First Indiana third quarter 2004 earnings. A replay of the call will be available from 11:00 a.m. EST (Indiana time) on Thursday, October 28, through midnight, Thursday, November 4. To hear the replay, call (800) 642-1687 and use conference ID: 9881271.

        A copy of First Indiana’s news release announcing its earnings is scheduled to be available on the company’s website, http://www.firstindiana.com, under the “Investor Relations” section, the evening of Wednesday, October 27.

        First Indiana Corporation (Nasdaq: FINB) is a full-service financial services company offering comprehensive financial solutions to businesses and individuals. It is the holding company for First Indiana Bank, N.A., the largest commercial bank headquartered in Indianapolis, and Somerset, an accounting and consulting firm. Founded in 1915, First Indiana Bank is a national bank with 32 offices in Central Indiana, plus consumer loan offices in Indiana, Arizona, Florida, Illinois, and Ohio. First Indiana also originates consumer loans in 47 states through a national independent agent network. Through Somerset and FirstTrust Indiana, First Indiana offers a full array of tax planning, accounting, consulting, retirement and estate planning, and investment advisory and trust services. Information about First Indiana is available at (317) 269-1200, or at http://www.firstindiana.com , which is not a part of this news release.